UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

MEDICAL INNOVATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27211	84-1469319
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5805 State Bridge Road, Suite G-328, Duluth, Georgia 30097

(Address of Principal Executive Offices) (Zip Code)

(866) 883-3793

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2017, the Registrant entered into an Asset Acquisition Agreement with Renaissance Health Publishing LLC. a Florida Limited Liability Company.

The consideration of the Asset Acquisition shall be due and payable as follows:

Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Seller does hereby sell, convey, transfer, assign and deliver to Buyer, and Buyer does hereby purchase from Seller, all of the goodwill and all of the assets used by or in connection with the Business, tangible or intangible, wherever located (the assets being transferred hereunder are collectively referred to as the “Purchased Assets”), including without limitation, all inventory of products and supplies and work in progress owned by Seller, all of Seller’s contracts (including, without limitation, all of Seller’s real property, computer, telephone and equipment leases) (collectively, the “Assigned Contracts”), prepaid expenses, machinery and equipment, manufacturer’s warranties, licenses, consents and permits, customer lists, training materials, trademarks, trade names, servicemarks, copyrights, techniques, know-how, show-how and other intangibles, except for the assets specifically set forth on Schedule 2.1 hereto (the “Excluded Assets”).

Purchase Price. The aggregate consideration to be paid to Seller for the Purchased Assets (the “Purchase Price”) shall consist of:

a) a cash payment at Closing in the amount of One Million and no/100 Dollars ($1,000,000.00) (the “Closing Date Payment”), payable via certified check or wire transfer of immediately available funds to an account that shall have been designated by Seller to Buyer prior to Closing; and

b) payment of an amount equal to the sum of: (x) four (4) times Seller’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the 12 month period ending on the last day of the calendar month immediately preceding the month in which the audit is completed (the “Audit Date”), as determined by an audit of Seller’s financial statements conducted by Assurance Dimensions, Inc. (the “Auditor”), plus (y) the value of Seller’s fully-paid inventory (calculated at Seller’s actual cost) of supplements and pre-printed direct mail pieces as of the Closing, minus (z) the Closing Date Payment (the “Formula Payment”). The Formula Payment shall be payable pursuant to the Convertible Promissory Note attached as Exhibit “A” hereto (the “Convertible Note”) and the obligations of Buyer under the Convertible Note shall be secured by the Security Agreement in the form attached as Exhibit “B” hereto. Seller shall be required to execute an inter-creditor agreement with the Senior Lender in form and substance reasonably satisfactory to the Senior Lender pursuant to which the Seller shall subordinate the priority of its lien on the collateral described in the Security Agreement to the lien on such collateral arising under the Senior Loan documents.

Allocation of Purchase Price. Within five (5) days after the Closing Date, Seller shall deliver a schedule allocating the Purchase Price (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Buyer notifies Seller in writing that Buyer objects to one or more items reflected in the Allocation Schedule within five (5) days after delivery of the Allocation Schedule to Buyer. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days after the delivery of the Allocation Schedule to Buyer, such dispute shall be resolved by the Auditor or, if the Auditor is unable to serve, another impartial nationally recognized firm of independent certified public accountants mutually appointed by Buyer and Seller. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Seller and Buyer agree to file their respective IRS Forms 8594 and all federal, state and local tax returns in accordance with the Allocation Schedule.

No Assumption of Liabilities. Buyer does not and shall not assume any debts, obligations or liabilities of any nature whatsoever of the Seller arising before or after the date hereof or in connection with any of the Purchased Assets or the Business of Seller (the “Excluded Liabilities”) other than the liabilities of the Seller disclosed on Schedule 2.4 hereto (the “Assumed Liabilities”). Seller agrees to satisfy and discharge the Excluded Liabilities as the same shall become due. Buyer agrees to satisfy and discharge the Assumed Liabilities as the same shall become due.

Non-assignable Assets. Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.5, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Entity), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof; provided, however, that, subject to the satisfaction or waiver of the conditions contained in Section 8.1 hereof, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver. Once such consent, authorization, approval or waiver is obtained, Seller shall sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such consent, authorization, approval or waiver relates for no additional consideration.

To the extent that any Purchased Asset cannot be transferred to Buyer following the Closing pursuant to this Section 2.5, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the Parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. Buyer shall, as agent or subcontractor for Seller pay, perform and discharge fully the liabilities and obligations of Seller thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other monies received by Seller to the extent related to such Purchased Asset in connection with the arrangements under this Section 2.5. Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets.

The Asset Acquisition Agreement contains customary representations and warranties and pre and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability. The registrant has not completed the funding of this acquisition, and with the execution of this agreement it allows the Registrant to source funding for this acquisition. The foregoing summary description of the terms of the Asset Acquisition Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Asset Acquisition Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

The following is a complete list of exhibits filed as part of this Report.

Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Asset Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Innovation Holdings, Inc.

By	/s/ Arturo Jake Sanchez
Name:	Arturo “Jake” Sanchez
Title:	CEO

Date: July 3, 2017